UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 16, 2007 (October 9, 2006)

Date of report (Date of earliest event reported)

NEW FIBER CLOTH TECHNOLOGY, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30021 (Commission File Number)	84-1492104 (IRS Employer Identification No.)

PO Box 461029, Glendale, CO 80246 (Address of Principal Executive Offices) (Zip Code)

(303) 394-1187
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 415 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01. Change in Registrant's Certifying Accountant

On April 7, 2007, New Fiber Cloth Technology, Inc. (the "Company") filed a Form 8-K announcing the resignation of its former accountant, Comiskey & Company, P.C.  This report amends the previous Form 8-K to 1) consistently disclose the reason behind the change in accountant in accordance with Item 304(a)(1)(i) of Regulation S-B, 2) address a going concern audit opinion modification noted in the Company's Form 10-KSB for the fiscal year ended December 31, 2004 in accordance with Item 304(a)(1)(ii) of Regulation S-B, and 3) file an updated letter from Comiskey & Company, P.C. as Exhibit 16 in accordance with Item 304(a)(3) of Regulation S-B, which reflects their agreement or disagreement with any disclosures in this amended Form 8-K.

In accordance with Item 304(a)(1)(i) and 304(a)(1)(ii) of Regulation S-B, the third paragraph of the previous Form 8-K is amended as follows:

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"Subject to addressing a going concern audit opinion modification in the Company's Form 10-KSB for the year ended December 31, 2004, Comiskey & Company, P.C. have not, during the Company’s two most recent fiscal years or any subsequent period through the date of resignation, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Comiskey & Company, P.C.’s satisfaction, would have caused Comiskey & Company, P.C. to make reference to the subject matter of the disagreement in connection with its report."

In accordance with Item 304(a)(3) of Regulation S-B, the Company has requested Comiskey & Company, P.C. to furnish an updated letter addressed to the Securities Exchange Commission stating whether or not Comiskey & Company, P.C. agrees with the statements in this amended Form 8-K.  A copy of such letter dated April 16, 2007 is filed as Exhibit 16 to this amended 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit 16 Letter from Comiskey & Company, P.C., dated April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NEW FIBER CLOTH TECHNOLOGY, INC.

Dated: April 16, 2007

By:/s/Parker Seto

      Parker Seto

Its:  Chief Financial Officer

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